CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Iconix Brand Group, Inc. of our report dated September 13, 2005, relating to the financial statements of Rampage Licensing, LLC for the year ended December 31, 2004 and our report dated September 13, 2005, relating to the supplementary information included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005.

/s/ Cohen Handler & Co.

Cohn Handler & Co.
An Accountancy Corporation
Los Angeles, California
October 18, 2006

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Iconix Brand Group Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Iconix Brand Group, Inc. of our report dated November 8, 2005, relating to the financial statements of Rampage Licensing, LLC for the six months ended June 30, 2005 included in the Current Report on Form 8-K/A of Iconix Brand Group, Inc. for the event dated September 16, 2005.

/s/ Cohen Handler & Co.

Cohn Handler & Co.
An Accountancy Corporation
Los Angeles, California
October 18, 2006